Exhibit 99.1

NOVAGOLD Advances Its Projects and Strengthens Financial Position

▶	Donlin Gold’s Preliminary Draft Environmental Impact Statement (PDEIS) is proceeding on schedule
▶	With over $190 million in the treasury, NOVAGOLD is in an exceptionally strong financial position
▶	2014 expenditures targeted to decline to $30 Million

February 11, 2014 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) today released its fourth quarter and year-end financial results and project update for its flagship 50%-owned Donlin Gold project in Alaska and its 50%-owned Galore Creek copper-gold-silver project in British Columbia.

Details of the Company’s financial results for the year ended November 30, 2013 are presented in the consolidated financial statements and in the annual report filed on Form-10K with the SEC that will be available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In 2013, NOVAGOLD achieved the following milestones along its critical path:

▶	Received the Donlin Gold Environmental Impact Statement (EIS) Scoping Summary Report prepared by the US Army Corps of Engineers (the Corps), the lead permitting agency
▶	Carried out extensive work with the permitting agencies on the Donlin Gold PDEIS
▶	Engaged with Alaska Native corporations and other Donlin Gold stakeholders on community initiatives
▶	Completed 11,600 meters of drilling at Galore Creek ahead of schedule and under budget which:
▶	Identified extensions of the copper-gold mineralization within and adjacent to the new Legacy zone
▶	Increased the density of drilling in the Legacy zone sufficient to prepare an inferred resource
▶	New drill data will increase resource model confidence
▶	Continued to maintain a robust balance sheet:
▶	Reduced convertible debt by $79.2 million, with the remaining balance of $15.8 million due May 1, 2015
▶	Realized $54 million in cash proceeds from the exercise of all of the Company's remaining warrants
▶	Cash resources are more than sufficient to take Donlin Gold through permitting and satisfy all current financial obligations

President’s Message

2013 was a very productive year for our company, with substantial progress on all fronts required to provide our shareholders with the greatest, and safest, asset with long-term leverage to gold. First, we advanced the permitting process at Donlin Gold, which continues on schedule and under budget; Second, through a successful drilling campaign, we identified significant extensions to mineralization at Galore Creek, positioning ourselves to maximize its value; And lastly, following the reorganization of 2012, we further streamlined our processes, substantially reduced expenditures and strengthened our balance sheet. As a consequence, NOVAGOLD shareholders are now well-positioned to benefit from the successful permitting of Donlin Gold, one of the gold industry’s largest and highest-grade gold projects located in a safe jurisdiction with a well-established mining culture and production history. These latter factors are particularly important competitive advantages in an environment of rapidly escalating resource nationalism around the globe... and in the context of universal challenges facing the precious metals industry as reserve grades continue to decline and sources for emerging production to replace mined-out capacity become increasingly scarce. With close to 40 million ounces of gold in measured and indicated resources, and grade averaging 2.2 grams per tonne gold, Donlin Gold has the key ingredients of scale and quality that are required to build a modern cost-effective mine located in a jurisdiction with well-established rules related to permitting, mine development and operation.  When compared to the largest precious metals producing mines in the world today, Donlin Gold would be at the top with more than 1,000,000 ounces of annual production and a projected mine-life of over 27 years. It really ticks all the boxes in terms of being arguably the most significant undeveloped gold asset in the world today.

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In 2013, Donlin Gold completed its first full year of permitting. Earlier in the year, 14 public scoping meetings took place in various Yukon-Kuskokwim villages and Anchorage.  Subsequently, the Corps filed the Donlin Gold EIS Scoping Summary Report which included comments from the scoping meetings that will be addressed in the Draft EIS. Throughout the year, we collaborated with the cooperating agencies as part of the permitting process and the Corps hosted a number of workshops to review important components of the baseline data that had been submitted to the permitting agencies. In addition, NOVAGOLD and Donlin Gold engaged with Alaska Native corporations and other local stakeholders on community initiatives, workforce development and local outreach. The good will and professionalism of our team has been recognized. Indeed, Donlin Gold is to be congratulated as they received the Employer of the Year award from the National Association of State Workforce Agencies. Thus, at a key juncture in the development of Donlin Gold, in 2013 we clearly have established the foundation needed for a successful permitting outcome. In 2014, we will build on this excellent foundation through our ongoing permitting efforts and community outreach programs.

The Galore Creek exploration and in-fill drilling program exceeded our expectation in 2013 and confirmed that, beyond the current 18-year mine life, considerable exploration upside exists. With more than 11,600 meters drilled, last year’s program demonstrated: an extension of the copper-gold mineralization into, as well as adjacent to, the Legacy zone; increased the density of drilling in the Legacy zone sufficient to prepare an inferred resource; and the results provided additional data needed for mine planning and design. The work was completed ahead of schedule and under budget.  Additionally, Galore Creek is to be congratulated for their enhanced safety practices and, most importantly, zero lost-time injuries.

The results from the 2013 drilling campaign, combined with the 2014 work program focused on next-level mine planning and design, is expected to enhance the value of Galore Creek and its marketability. While we continue to evaluate opportunities to monetize our interest in the Galore Creek project to strengthen our treasury, we clearly have reason to believe that Galore Creek is the kind of asset that, in and of itself, one could build a company around. In sum, it’s expected to be one of the largest and highest quality low-cost copper producers in Canada, one of the few safe jurisdictions remaining for copper miners.

I’m very pleased with the financial health of the company. We have always taken a "no dime before its time" approach to our cash. Nonetheless, especially at a time when cash is king for everyone in our space, a great deal of thought and work was invested over the last two years in streamlining the company’s structure and processes to improve efficiency and reduce costs. NOVAGOLD is now a much simpler company focused on the development of Donlin Gold...and also a lot less expensive to run. Despite the deep cuts that we targeted, the overall expenses to fund the Donlin Gold and Galore Creek projects came in under the reduced budget.

Meanwhile, we strengthened the balance sheet. We received $54 million in cash proceeds from the exercise of all the company's remaining warrants and reduced the convertible debt by $79 million with the outstanding balance of $16 million due in 2015. With a treasury greater than $190 million, we have sufficient cash on hand to repay our modest obligations and advance the Donlin Gold project through the ongoing permitting process. In the spirit of prudent financial management, and given the stage of development of the Donlin Gold and Galore Creek projects, our 2014 budget of $30 million represents a 22% reduction year-over-year and positions us extraordinarily well as a development company. Further details on the budget are provided in the 2014 Outlook section below.

Today, NOVAGOLD has the projects that are exceptional in scale, quality, and jurisdictional safety: Donlin Gold is arguably the world's most significant undeveloped gold project, and Galore Creek is potentially one of the largest copper mines in the tier-one jurisdiction of Canada. The Company is well-financed and managed by a team of mine builders and operators with both an exceptionally strong track-record of success, and a rigorous alignment with all of its stakeholders. We are all very proud of what we have achieved and are looking forward to an exciting future.

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In conclusion, we remain more steadfast than ever in our commitment to develop what will be one of the most coveted precious metals assets in the world. Patience has and will continue to bring rewards for all of our stakeholders. We are truly grateful for the continued support and interest of our shareholders. As always, we extend a sincere thank you to our employees and our project teams as well as the governments, Native corporations and First Nations of the jurisdictions in which we operate for all their hard work and dedication to the Donlin Gold and Galore Creek projects. We are also very appreciative for the guidance provided by our Board of Directors, including their shareholder-friendly and value-focused vision.

Financial Results
in thousands of U.S. dollars, except for per share amounts
	Year ended November 30, 2013 $	Year ended November 30, 2012 $
Expenses (1)	14,687	19,283
Share-based payments	12,304	19,862
Share of losses – Donlin Gold	14,620	16,929
Share of losses – Galore Creek	13,352	23,401
Other operating expenses	813	467
Total operating expenses	55,776	79,942

Loss from operations	(55,776)	(79,942)
Other income (expense)	(3,088)	64,608

Income (loss) for the period	(62,760)	(11,829)
Income (loss) per share, basic and diluted	(0.20)	(0.05)

Cash and term deposits	191,262	254,667
Total assets	578,686	685,242
Total liabilities	113,037	208,431

(1) General and administrative, salaries and severance, professional fees, and corporate and development.

For the year ended November 30, 2013, NOVAGOLD reported a net loss of $62.8 million (or a loss of $0.20 per share, basic and diluted) compared to a net loss of $11.8 million (or a loss of $0.05 per share, basic and diluted) for the prior year. The loss from operations decreased 30% from $79.9 million in 2012 to $55.8 million in 2013. The decrease resulted from lower general and administrative expenses and a lower share of losses from equity investments in the Donlin Gold and Galore Creek projects. In 2013, Donlin Gold incurred $29.2 million in costs compared to $33.9 million in 2012. The Company’s 50% share in 2013 was $14.6 million for permitting, community engagement and development efforts. Our share of losses at the Donlin Gold project decreased by $2.3 million in 2013 with activities focused primarily on permitting. In 2013, Galore Creek incurred $26.7 million in costs compared to $46.8 million in 2012. The Company’s 50% share in 2013 was $13.4 million primarily related to the 11,600-meter exploration and infill drilling program, environmental monitoring, administrative expenses, as well as site care and maintenance costs. Our share of losses at the Galore Creek project decreased by $10.0 million due to a smaller drilling program focused on the 2012 Legacy zone discovery.  Expenses(1) decreased 24% due to the corporate reorganization costs that were incurred in 2012 for severance and recruiting.

Net loss attributable to shareholders was $62.8 million ($0.20 per share, basic and diluted) in 2013 compared to a net loss of $11.8 million ($0.05 per share, basic and diluted) in 2012. The difference was primarily related to the gain of $76.2 million we recorded in 2012 compared to a gain of $1.4 million in 2013, as a result of the decrease in the fair value of U.S. denominated warrants and the Notes, partially offset by the $24.1 million reduction in the loss from operations in 2013 compared to 2012. We also had a $3.9 million tax expense in 2013 compared to a $7.7 million income tax recovery and a $4.2 million net loss from discontinued operations in 2012.

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Liquidity and Capital Resources

As of November 30, 2013, NOVAGOLD has $191.3 million in cash and term deposits compared to $254.7 million at November 30, 2012. The decrease in cash is primarily related to $38.3 million used in operating activities and to fund Donlin Gold and Galore Creek as well as $79.2 million to repurchase the convertible notes, partially offset by proceeds of $54.4 million from warrants exercised. The Company has sufficient working capital available to repay the remaining $15.8 million of outstanding convertible notes due in May 2015, to advance Donlin Gold through permitting, as well as further enhance the value of Galore Creek.

2014 Outlook

In addition to completing all planned activities in 2013, NOVAGOLD’s expenditures were 7% lower than planned at $38.3 million.  Moving into 2014, we plan to further reduce our expenditures to approximately $30 million, which includes approximately $15 million for our share of expenses at Donlin Gold and Galore Creek, in addition to $15 million in general and administrative expenses, interest on the convertible notes and working capital.

Donlin Gold LLC has approved a work program and budget for 2014, of which our 50% share is $12 million, to continue to advance the permitting process through the completion of the PDEIS in late 2014 for agency review in preparation for issuance of the draft EIS for public review in 2015.

NOVAGOLD and Teck have jointly approved a Galore Creek work program and budget for 2014, of which our 50% share is $2.5 million. The 2014 work program consists of incorporating the 2012 and 2013 results into a capital efficient work plan that will advance the Galore Creek project toward a next-level mine planning and design which also includes technical studies in the areas of environmental and water management, as well as site layout. Although the Legacy zone is still open, no drilling is planned for 2014. Given the already large resource and extensive drilling completed since the last PFS in 2011, it is time to update our technical understanding of the deposit.  In the meantime, we continue to evaluate opportunities to monetize the value of the asset.

Conference Call & Webcast Details

NOVAGOLD will host a conference call and webcast on February 12, 2014 at 8:00 am PST (11:00 am EST). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com
North American callers:	1-866-318-8611
International callers:	1- 617-399-5130
Participant Passcode:	11377161

The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days. To access the conference call replay please dial 1-888-286-8010 (North America), or 1-617-801-6888 (International), followed by your Access PIN: 47899539.  For a transcript of the call please email info@novagold.com.

Filing of Reports Under U.S. GAAP

Effective December 1, 2013, NOVAGOLD ceased to be a “foreign private issuer” as defined in Rule 3b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and became subject to the rules and regulations under the Exchange Act applicable to U.S. domestic issuers. As a result, the Company today filed its first Annual Report on Form 10-K for the year ended November 30, 2013 and, in addition, furnished on a Form 8-K U.S. GAAP Financial Statements for the first, second and third quarters in 2013. Our prior years’ annual reports were filed on Form 40-F. The Annual Report on Form 10-K is available on the Company’s website at www.NOVAGOLD.com, on SEDAR at www.SEDAR.com, and on EDGAR at www.sec.gov. Shareholders may also receive a hard copy of the Company’s complete consolidated financial statements free of charge by sending a request to info@NOVAGOLD.com or calling 1-866-669-6227.

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About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39,000,000 ounces of gold in the measured and indicated resource categories (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest quality, and most prospective known gold deposits in the world. According to the updated feasibility study (as defined below), once in production, Donlin Gold should average approximately 1,500,000 ounces of gold per year for the first five full years, followed by decades of more than one million ounces of gold per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately 4 years. NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 PFS, once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled “Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study” dated effective July 27, 2011.  The Qualified Persons responsible for the preparation of the independent technical report are Robert Gill, P.Eng., Principal Consultant and Study Manager (AMEC Americas Limited), Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), Gregory Wortman, P. Eng., Technical Director Process (AMEC Americas Limited), Jay Melnyk, P. Eng. (AMEC Americas Limited), and Dana Rogers, P.E., Principal Tunnelling Engineer (Lemley International), each of whom are independent “qualified persons” as defined by NI 43-101.

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC.  Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno), Tony Lipiec, P.Eng. Manager Process Engineering (AMEC, Vancouver) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of the Donlin Gold project, statements relating to NOVAGOLD’s future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; intended use of proceeds; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2013, filed with the United States Securities and Exchange Commission and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves.  At this time, both the Donlin Gold and Galore Creek projects are without known reserves, as defined under SEC Industry Guide 7. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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